Exhibit 99.1

Hims & Hers Health, Inc. Announces Response to Recent SEC Guidance Applicable to Warrants

Issued by Special Purpose Acquisition Companies (“SPACs”)

SAN FRANCISCO - (BUSINESS WIRE) - Hims & Hers Health, Inc. (“Hims & Hers”, NYSE: HIMS), a multi-specialty telehealth platform that connects consumers to licensed healthcare professionals, today announced that, as a result of guidance provided by the Staff of the Securities and Exchange Commission (the “SEC”) on April 12, 2021 for all SPAC-related companies regarding the accounting and reporting for their warrants, it will restate the 2020 and 2019 consolidated financial statements previously issued by Oaktree Acquisition Corp. (“OAC”), as well as the condensed consolidated financial statements included in previously filed quarterly reports (other than the quarterly report filed on August 29, 2019 for the quarterly period ended June 30, 2019). These financial statements, along with the related press releases, the Report of the Independent Registered Public Accounting Firm on the financial statements as of December 31, 2020 and 2019, for the year ended December 31, 2020 and the period from April 9, 2019 (inception) through December 31, 2019 and the stockholder communications describing the relevant portions of the Company’s financial statements for the periods that need to be restated, should no longer be relied upon.

The historical financial statements of Hims, Inc. are not affected by the SEC guidance. As previously announced, on January 20, 2021, Hims, Inc. and OAC, a SPAC, completed their merger. Immediately following the merger, OAC changed its name to Hims & Hers Health, Inc. Consistent with industry practice among SPACs, OAC had been accounting for public warrants and private placement warrants (collectively, the “warrants”) issued in connection with its initial public offering within equity, and recorded the warrants within equity in its consolidated financial statements. Because the merger was consummated on January 20, 2021, the Form 10-Q for the quarter in which the transaction closed has not yet been filed. However, consistent with the recent SEC guidance, Hims & Hers intends to restate the pre-merger, historical financial statements of OAC such that the warrants are accounted for as liabilities and marked-to-market each reporting period.

Hims & Hers currently expects that the restatement will have no impact on its historical liquidity, cash flows or revenues. On a preliminary basis, and subject to change upon completion of a third-party valuation analysis, for the first quarter of 2021, Hims & Hers expects to record less than $5 million of non-cash other expense as a result of mark-to-market accounting and a $30-$35 million warrant liability as of March 31, 2021.

Hims & Hers is working diligently with its auditors and an independent valuation expert to finalize the valuation of the warrants and file an amendment to its Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K/A”) reflecting the restatement as soon as practicable. All estimates contained in this press release are subject to change as management completes the Form 10-K/A. Hims & Hers’ independent registered public accounting firms have not audited or reviewed these estimates or ranges. An audit of annual financial statements and/or review of quarterly financial statements could result in material changes to these ranges and estimates.

About Hims & Hers Health, Inc.

Hims & Hers is a multi-specialty telehealth platform that connects consumers to licensed healthcare professionals, enabling them to access high-quality medical care for numerous conditions related to mental health, sexual health, dermatology, primary care, and more. Launched in November 2017, the company also offers thoughtfully created and curated health and wellness products. With products and services available across all 50 states and Washington, D.C., Hims & Hers is able to provide access to quality, convenient and affordable care for all Americans. Hims & Hers was founded by CEO Andrew Dudum, Hilary Coles, Jack Abraham and Joe Spector at venture studio Atomic in San Francisco, California. For more information about Hims & Hers, please visit forhims.com and forhers.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the word “expects,” or its negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to the expected impact of the reclassification on future or historical financial statements. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, further changes in or developments regarding accounting guidance regarding warrants, adjustments to the estimates and ranges shared in this press release following review by Hims & Hers’ independent auditors, as well as those factors described in the “Risk Factors” section of the Form 10-K/A that we will file with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the SEC, including the Form 10-K/A.

Contacts:

Investor Relations

Bob East or Jordan Kohnstam

Westwicke, an ICR company

HIMS-IR@westwicke.com

Media Relations

Press@forhims.com